UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 28, 2006

UNIVERSAL HOSPITAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-20086	41-0760940
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7700 France Avenue South, Suite 275
Edina, Minnesota 55435-5228
(Address of principal executive offices)
(Zip Code)

952-893-3200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

On November 30, 2006, Universal Hospital Services, Inc. will present at the Piper Jaffray Health Care Conference in New York City. As part of that presentation, UHS will update its guidance on Capital Spending for 2006, which is estimated to increase from the upper-$40 million range to the mid-$50 million range. UHS is experiencing accelerated opportunities around customer conversions related to new GPO signings, as well as seeing continued robust opportunities in its AMPP resident programs. These activities will not contribute materially to Adjusted EBITDA in 2006, but are expected to be additive in 2007. Thus, 2006 guidance for Adjusted EBITDA and Total Debt / Adjusted EBITDA remains unchanged. Refer to the appendix of the attached presentations for a reconciliation of Adjusted EBITDA to Cash Flow from Operations.

Attached as Exhibit 99.1 to this report, and incorporated herein by reference, is a copy of the slide presentation to be made during the Piper Jaffray Health Care Conference on November 30, 2006.
Attached as Exhibit 99.2 to this report, and incorporated herein by reference, is a copy of the slide presentation to be made at the Bank of America Credit Conference on December 4, 2006 in Orlando, Florida.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits
99.1	Slides to be presented during Universal Hospital Services, Inc.’s presentation at the Piper Jaffray Health Care Conference to be held on November 30, 2006
99.2	Slides to be presented during Universal Hospital Services, Inc.’s presentation at the Bank of America Credit Conference to be held on December 4, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Universal Hospital Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 28, 2006	UNIVERSAL HOSPITAL SERVICES, INC.

By: /s/ Rex T. Clevenger
Rex T. Clevenger
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Slides to be presented during Universal Hospital Services, Inc.’s presentation at the Piper Jaffray Health Care Conference to be held on November 30, 2006
99.2	Slides to be presented during Universal Hospital Services, Inc.’s presentation at the Bank of America Credit Conference to be held on December 4, 2006